Exhibit 10.46

2007

AMPHENOL MANAGEMENT INCENTIVE PLAN

I.                                         Purpose

The purpose of the Plan is to reward eligible key employees of Amphenol Corporation and affiliated operations with cash bonus payments based on contributions to overall results and specific accomplishments.

II.                                     Eligibility

Key management personnel and target bonuses are as recommended by the Chairman and CEO. Generally, participation includes senior management positions, corporate staff managers, general managers and their designated direct reports. Participation, target bonuses and bonus payments are as approved by the Compensation Committee of the Board of Directors.

III.                                 Plan Components

There are several key performance factors that are considered by executive management and the Compensation Committee in arriving at bonus recommendations and payments. These factors include, but are not limited to, the following:

•                  Year-over-Year Improvement

•                  Accomplishments against Budget

•                  Balance Sheet Management

•                  New Market/New Product Positioning

•                  Unit and Group Contribution to Total Amphenol Performance

•                  Overall Amphenol Performance

•                  Customer satisfaction, cost reductions and productivity improvement and quality management

Financial performance for each unit is measured by revenues, operating income, cash flow and ROI. Financial performance for total Group and Amphenol includes these same factors and EPS.

IV.                                 Administration

•                  Payments are based upon average base salary during the Plan year (new hires will be prorated accordingly if hired after February 1st of the plan year).

•                  The maximum allowable payout under the Plan is 2x the target bonus as applied to average base salary.

•                  To be eligible for the bonus payment, a participant must be an active employee on the payroll at the time when the bonus payment is issued. Exceptions must be recommended by the Chairman and CEO and be approved by the Compensation Committee.

•                  Payments are made during the first 90 calendar days following the Plan year. All payments are subject to the recommendation of the Chairman and CEO and the approval of the Compensation Committee.